EXHIBIT 24.1
CONCHO RESOURCES INC.
Power of Attorney
     The undersigned Concho Resources Inc., a Delaware corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Timothy A. Leach, Steven L. Beal and David M. Copeland, and each of them, with full power of substitution and re-substitution, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements of said Concho Resources Inc. on Form S-1 and any and all amendments thereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933, as amended (the “Act”)); hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
     Executed the 23rd day of April, 2006.

CONCHO RESOURCES INC.
By:	/s/ Timothy A. Leach
Chairman and Chief Executive Officer

ATTEST:
/s/ David W. Copeland
      Secretary

Signature	Title

/s/ Timothy A. Leach Timothy A. Leach	Chairman, Chief Executive Officer and Director

/s/ Steven L. Beal Steven L. Beal	President, Chief Operating Officer and Director

/s/ Curt F. Kamradt Curt F. Kamradt	Vice President, Chief Financial Officer and Treasurer

/s/ Tucker S. Bridwell Tucker S. Bridwell	Director

/s/ W. Howard Keenan, Jr. W. Howard Keenan, Jr.	Director

/s/ A. Wellford Tabor A. Wellford Tabor	Director